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                                                                   Exhibit 23.2







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-36883 of Dycom Industries, Inc. on Form S-3 of our report dated September 26, 1997, included in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 31, 1997, and to the use of our report dated September 26, 1997, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the headings "Summary Consolidated Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Certified Public Accountants
West Palm Beach, Florida

October 27, 1997